Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Amendment No. 1 to Form 10 Registration Statement of our report dated December 31, 2015, relating to the consolidated financial statements of Lonestar Resources America, Inc., which is contained herein.

/s/ BDO USA, LLP

Dallas, Texas

February 16, 2016